i3 VERTICALS REPORTS SECOND QUARTER 2023 FINANCIAL RESULTS
Refinances Credit Facility with Lower Rates, Higher Capacity and Improved Covenants
NASHVILLE, Tenn. (May 9, 2023) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal second quarter ended March 31, 2023.
Highlights for the fiscal second quarter and six months ended March 31, 2023 vs. 2022
•Second quarter revenue was $93.9 million, an increase of 20.2% over the prior year's second quarter. Revenue for the six months ended March 31, 2023, was $179.9 million, an increase of 18.3% over the prior year's first six months.
•Second quarter net loss was $0.2 million, compared to net loss of $10.4 million in the prior year's second quarter. Net loss for the six months ended March 31, 2023, was $23,000, compared to a net loss of $14.1 million in the prior year's first six months.
•Second quarter net income attributable to i3 Verticals, Inc. was $36,000. Net loss attributable to i3 Verticals, Inc. for the six months ended March 31, 2023, was $0.2 million.
•Second quarter adjusted EBITDA1 was $24.7 million, an increase of 26.8% over the prior year's second quarter. Adjusted EBITDA1 for the six months ended March 31, 2023, was $48.3 million, an increase of 28.0% over the prior year's first six months.
•Second quarter adjusted EBITDA1 as a percentage of revenue was 26.3%, compared to 25.0% in the prior year's second quarter. Adjusted EBITDA1 a percentage of revenue for the six months ended March 31, 2023, was 26.9%, compared to 24.8% in the prior year's first six months.
•Second quarter diluted net loss per share available to Class A common stock was $0.00, compared to diluted net loss per share available to Class A common stock of $0.33 in the prior year's second quarter. Diluted net loss per share available to Class A common stock was $0.01 in the six months ended March 31, 2023, compared to diluted net loss per share available to Class A common stock of $0.45 in the prior year's first six months.
•Second quarter pro forma adjusted diluted earnings per share1, which gives pro forma effect to the Company's tax rate, was $0.38 compared to $0.37 for the prior year's second quarter. Pro forma adjusted diluted earnings per share1 for the six months ended March 31, 2023, was $0.75 compared to $0.72 for the prior year's first six months.
•Annualized Recurring Revenue ("ARR")2 for the three months ended March 31, 2023 and 2022 was $305.7 million and $254.5 million, respectively, representing a period-to-period growth rate of 20.1%.
•Software and related services revenue3 as a percentage of total revenue was 50.4% for the three months ended March 31, 2023.
•As of March 31, 2023, consolidated interest coverage ratio was 4.61x and total leverage ratio was 4.00x. These ratios are defined in the Company's Senior Secured Credit Facility.
•On May 8, 2023, the Company closed a $450 million Senior Secured Credit Facility (the "New Credit Facility"). The New Credit Facility is an all-revolver structure and was led by JPMorgan Chase Bank, N.A. The total debt-to-EBITDA ratio permitted under the New Credit Facility is 5.00x, with the opportunity for acquisition holidays of 0.25x. Reductions in interest rate spreads of 0.25% were also achieved in the New Credit Facility. The New Credit Facility replaces the 2019 Senior Secured Credit Facility.

1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Annualized Recurring Revenue (ARR) is the annualized revenue derived from software-as-a-service (“SaaS”) arrangements, transaction-based software-revenue, software maintenance, recurring software-based services, payments revenue and other recurring revenue sources within the quarter. This excludes contracts that are not recurring or are one-time in nature. The Company focuses on ARR because it helps i3 Verticals to assess the health and trajectory of the business. ARR does not have a standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. It should be reviewed independently of revenue, and it is not a forecast. The active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by the Company's customers.
3.Software and related services revenue includes the sale of licenses, subscriptions, installation and implementation services, and ongoing support specific to software.
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IIIV Reports Second Quarter 2023 Financial Results

May 9, 2023
Greg Daily, Chairman and CEO of i3 Verticals, commented, “We are pleased to announce excellent results for the second quarter and the refinancing of our Senior Secured Credit Facility for another five years. We set another annualized recurring revenue record in the second quarter, and our revenue from software and related services accounted for more than 50% of total revenue. Our most recent acquisition, AccuFund, is off to a great start and we are excited about our prospects for the second half of the fiscal year.
“We believe that the terms that were achieved in the new Senior Secured Credit Facility, against the backdrop of a volatile credit market, are a testament to our attractive strategic model and financial strength. In addition to upsizing our revolving line of credit capacity for future M&A, we added flexibility in our financial covenants and improved pricing on our interest rates. We are grateful to all the banks who participated in the facility, including J.P. Morgan Chase Bank, Fifth Third Bank, Regions Bank, TD Bank, KeyBank, and Bank of America. We are confident in our ability to continue to execute our growth strategy.”
Revised 2023 Outlook
The Company's practice is to provide annual guidance, excluding future acquisitions and transaction-related costs.
The Company is providing the following revised outlook for the fiscal year ending September 30, 2023:

(in thousands, except share and per share amounts)	Revised Outlook Range

Revenue	$360,000	-	$380,000
Adjusted EBITDA (non-GAAP)	$97,000	-	$103,000
Depreciation and internally developed software amortization	$8,000	-	$9,000
Cash interest expense, net	$22,000	-	$23,000
Pro forma adjusted diluted earnings per share(1)(non-GAAP)	$1.46	-	$1.56
_______________________
1.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).

With respect to the “Revised 2023 Outlook” above, reconciliation of adjusted EBITDA and pro forma adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may potentially have a significant impact on future GAAP financial results.
Conference Call
The Company will host a conference call on Wednesday, May 10, 2023, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (844) 887-9399 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on May 10, 2023, through May 17, 2023, by dialing (877) 344-7529 and entering Confirmation Code 1617435.
To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.
Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.
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IIIV Reports Second Quarter 2023 Financial Results

May 9, 2023
Additional information about non-GAAP financial measures, including, but not limited to, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included in the financial schedules of this release.
About i3 Verticals
The Company delivers seamless integrated software and services to customers in strategic vertical markets. Building on its broad suite of software and services solutions, the Company creates and acquires software products to serve the specific needs of its customers. The Company's primary strategic verticals are Public Sector (including Education) and Healthcare.
Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2023 financial outlook and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic conditions, including the impact of inflation and rising interest rates, competition in our industry and the Company's ability to compete effectively, and regulatory developments, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.
Any forward-looking statement made by us in this release speaks only as of the date of this release and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Financial Officer
(888) 251-0987
investorrelations@i3verticals.com
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IIIV Reports Second Quarter 2023 Financial Results

May 9, 2023
i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three Months Ended March 31,			Six Months Ended March 31,
	2023	2022	% Change	2023	2022	% Change

Revenue	$93,872	$78,120	20%	$179,901	$152,059	18%

Operating expenses
Other costs of services	19,930	16,631	20%	38,999	33,141	18%
Selling, general and administrative	57,204	48,716	17%	108,207	95,103	14%
Depreciation and amortization	9,015	7,447	21%	17,691	14,317	24%
Change in fair value of contingent consideration	2,279	11,503	(80)%	3,722	16,430	(77)%
Total operating expenses	88,428	84,297	5%	168,619	158,991	6%

Income (loss) from operations	5,444	(6,177)	n/m	11,282	(6,932)	n/m

Interest expense, net	6,199	3,377	84%	11,689	6,531	79%
Other income	—	—	n/m	(203)	—	n/m
Total other expenses	6,199	3,377	84%	11,486	6,531	76%

Loss before income taxes	(755)	(9,554)	(92)%	(204)	(13,463)	(98)%

(Benefit from) provision for income taxes	(563)	884	n/m	(181)	656	n/m

Net loss	(192)	(10,438)	(98)%	(23)	(14,119)	(100)%

Net (loss) income attributable to non-controlling interest	(228)	(3,065)	(93)%	181	(4,218)	n/m
Net income (loss) attributable to i3 Verticals, Inc.	$36	$(7,373)	n/m	$(204)	$(9,901)	(98)%

Net income (loss) per share attributable to Class A common stockholders:
Basic	$0.00	$(0.33)		$(0.01)	$(0.45)
Diluted	$0.00	$(0.33)		$(0.01)	$(0.45)
Weighted average shares of Class A common stock outstanding:
Basic	23,135,898	22,076,297		23,066,499	22,059,365
Diluted	34,269,140	22,076,297		23,066,499	22,059,365
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IIIV Reports Second Quarter 2023 Financial Results

May 9, 2023
i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended March 31, 2023
	Merchant Services	Software and Services	Other	Total
Revenue	$33,094	$60,797	$(19)	$93,872
Income (loss) from operations	$5,774	$13,218	$(13,548)	$5,444

Payment volume(1)	$5,243,622	$716,426	$—	$5,960,048

	For the Six Months Ended March 31, 2023
	Merchant Services	Software and Services	Other	Total
Revenue	$65,928	$114,010	$(37)	$179,901
Income (loss) from operations	$12,791	$24,432	$(25,941)	$11,282

Payment volume(1)	$10,505,461	$1,368,602	$—	$11,874,063

	For the Three Months Ended March 31, 2022
	Merchant Services	Software and Services	Other	Total
Revenue	$29,180	$48,962	$(22)	$78,120
Income (loss) from operations	$5,783	$(155)	$(11,805)	$(6,177)

Payment volume(1)	$4,801,656	$536,330	$—	$5,337,986

	For the Six Months Ended March 31, 2022
	Merchant Services	Software and Services	Other	Total
Revenue	$58,357	$93,736	$(34)	$152,059
Income (loss) from operations	$11,398	$4,832	$(23,162)	$(6,932)

Payment volume(1)	$9,621,510	$1,026,425	$—	$10,647,935
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's customers and settled to customers by us and 2) ACH transactions processed by the Company's customers and settled to customers by the Company.
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IIIV Reports Second Quarter 2023 Financial Results

May 9, 2023
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	March 31,	September 30,
	2023	2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$3,977	$3,490
Accounts receivable, net	56,946	53,334
Settlement assets	7,185	7,540
Prepaid expenses and other current assets	21,736	19,445
Total current assets	89,844	83,809

Property and equipment, net	12,206	5,670
Restricted cash	11,171	12,735
Capitalized software, net	65,114	52,341
Goodwill	409,042	353,639
Intangible assets, net	229,612	195,919
Deferred tax asset	44,783	43,458
Operating lease right-of-use assets	15,460	17,678
Other assets	5,794	5,063
Total assets	$883,026	$770,312

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$7,916	$9,342
Accrued expenses and other current liabilities	55,407	57,833
Settlement obligations	7,185	7,540
Deferred revenue	33,542	31,975
Current portion of operating lease liabilities	4,630	4,568
Total current liabilities	108,680	111,258

Long-term debt, less current portion and debt issuance costs, net	385,467	287,020
Long-term tax receivable agreement obligations	40,894	40,812
Operating lease liabilities, less current portion	11,757	13,994
Other long-term liabilities	24,417	9,540
Total liabilities	571,215	462,624

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2023 and September 30, 2022	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 23,167,730 and 22,986,448 shares issued and outstanding as of March 31, 2023 and September 30, 2022, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 10,108,218 and 10,118,142 shares issued and outstanding as of March 31, 2023 and September 30, 2022, respectively	1	1
Additional paid-in capital	234,442	241,958
Accumulated deficit	(12,337)	(23,582)
Total stockholders' equity	222,108	218,379
Non-controlling interest	89,703	89,309
Total equity	311,811	307,688
Total liabilities and equity	$883,026	$770,312
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IIIV Reports Second Quarter 2023 Financial Results

May 9, 2023
i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Six months ended March 31,
	2023	2022

Net cash provided by operating activities	$25,529	$31,213
Net cash used in investing activities	$(111,130)	$(99,598)
Net cash provided by financing activities	$84,169	$77,767
Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, i3 Verticals includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.
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IIIV Reports Second Quarter 2023 Financial Results

May 9, 2023
i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Net income (loss) attributable to i3 Verticals, Inc.	$36	$(7,373)	$(204)	$(9,901)
Net (loss) income attributable to non-controlling interest	(228)	(3,065)	181	(4,218)
Non-GAAP adjustments:
(Benefit from) provision for income taxes	(563)	884	(181)	656
Financing-related expenses(1)	8	6	8	6
Non-cash change in fair value of contingent consideration(2)	2,279	11,503	3,722	16,430
Equity-based compensation(3)	6,802	6,257	13,648	12,881
Acquisition-related expenses(4)	350	373	1,077	881
Acquisition intangible amortization(5)	7,273	6,203	14,005	11,879
Non-cash interest expense(6)	368	1,437	729	2,853
Other taxes(7)	811	84	886	171
Gain on investment(8)	—	—	(203)	—
Non-GAAP pro forma adjusted income before taxes	17,136	16,309	33,668	31,638
Pro forma taxes at effective tax rate(9)	(4,284)	(4,077)	(8,417)	(7,910)
Pro forma adjusted net income(10)	$12,852	$12,232	$25,251	$23,728
Cash interest expense, net(11)	5,831	1,940	10,960	3,678
Pro forma taxes at effective tax rate(9)	4,284	4,077	8,417	7,910
Depreciation and internally developed software amortization(12)	1,742	1,244	3,686	2,438
Adjusted EBITDA(13)	$24,709	$19,493	$48,314	$37,754
_______________
1.Financing-related expenses includes expenses directly related to certain transactions as part of financing transactions.
2.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
3.Equity-based compensation expense related to stock options and restricted stock units issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan.
4.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
5.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
6.Non-cash interest expense reflects amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
7.Other taxes consist of franchise taxes, commercial activity taxes, reserves for ongoing tax audit matters, the employer portion of payroll taxes related to stock option exercises and other non-income based taxes. Taxes related to salaries are not included.
8.Other income reflects $203 related to contingent consideration received for an investment that was sold in a prior year for the six months ended March 31, 2023.
9.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using a tax rate of 25.0% for both 2023 and 2022, based on blended federal and state tax rates.
10.Pro forma adjusted net income assumes that all net income during that period was available to the holders of the Company's Class A common stock.
11.Cash interest expense, net represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
12.Depreciation and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
13.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
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IIIV Reports Second Quarter 2023 Financial Results

May 9, 2023
i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Diluted net loss available to Class A common stock per share	$0.00	$(0.33)	$(0.01)	$(0.45)
Pro forma adjusted diluted earnings per share(1)(2)	$0.38	$0.37	$0.75	$0.72
Pro forma adjusted net income(2)	$12,852	$12,232	$25,251	$23,728
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(3)	34,269,140	32,808,794	33,814,550	32,889,893
________________
1.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Pro forma adjusted net income, assumes that all net income during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
3.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,110,975 and 10,210,142 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,022,267 and 522,355 shares resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method for the three months ended March 31, 2023 and 2022, respectively, resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method were excluded because of the effect of including them would have been anti-dilutive. Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,114,598 and 10,216,615 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 633,453 and 613,913 shares resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method for the six months ended March 31, 2023 and 2022, respectively.
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